Cova Series Trust
                          Form: N-SAR December 31, 1998
                              Attachment - Item 77O

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                                                           Transactions effected
 pursuant to Rule 10f-3

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Transaction #1: Small Capital Stock Portfolio, purchase of Equant NV.

If any such transactions were effected during the reporting period, the following information should be furnished:

1. From whom was the securities acquired.
         Morgan Stanley Dean Witter. Morgan Stanley Dean Witter was not an affiliated underwriter of the Fund.

2. Identify the underwriting syndicate's members.
J.P. Morgan was the affiliated underwriter of the Fund and the syndicate included various other underwriters.

3. Terms of the transaction.
         The Small Capital Stock Portfolio, managed by J.P. Morgan Investment Management Inc., purchased 2,600 shares of common stock of Equant NV, a company in continuous operation for 49 years, in an initial public offering at the offering price of $27 per share on July 20, 1998. The underwriting spread paid was 5.25%. The percentage of the offering purchased by the Small Capital Stock Portfolio was .010% of the total offering. The percentage of the offering purchased by associated funds of the Sub-adviser was 0.04%. This purchase represented .09% of the Small Capital Stock Portfolio's assets. The security purchased was not part of an issue registered with the Securities and Exchange Commission and was part of a firm commitment underwriting.

4. Information or materials upon which the determination  described in paragraph
(h)(3) of the rule 10f-3 was made.

         The information described in item 1 through 3 above was provided to the Board of Directors at its regularly scheduled 1998 third quarter meeting as well as information supporting the reasonableness of the 5.25% spread paid to certify that the purchase was made in compliance with the Board adopted rule 10f-3 procedures.









                                Cova Series Trust
                          Form: N-SAR December 31, 1998
                              Attachment - Item 77O

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                                                           Transactions effected
 pursuant to Rule 10f-3

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Transaction #2:  VKAC Growth & Income Portfolio, purchase of Monsanto Co.

If any such transactions were effected during the reporting period, the following information should be furnished:

1. From whom was the securities acquired.
         Goldman Sachs. Goldman Sachs was not an affiliated underwriter of the Fund.

2. Identify the underwriting syndicate's members.
Morgan Stanley Dean Witter was the affiliated underwriter of the Fund and the syndicate included various other underwriters.

3. Terms of the transaction.
         The VKAC Growth & Income Portfolio, managed by Van Kampen American Capital, purchased 4,500 shares of common stock of Monsanto Co., a company in continuous operation for greater than 3 years, in an initial public offering at the offering price of $40 per share on November 23, 1998. The underwriting spread paid was 1.75%. The percentage of the offering purchased by the Small Capital Stock Portfolio was .02% of the total offering. The percentage of the offering purchased by associated funds of the Sub-adviser was 1.31%. This purchase represented .34% of the VKAC Growth & Income Portfolio's assets. The security purchased was part of an issue registered with the Securities and Exchange Commission and was part of a firm commitment underwriting.

4. Information or materials upon which the determination  described in paragraph
(h)(3) of the rule 10f-3 was made.

         The information described in item 1 through 3 above will be provided to the Board of Directors at its regularly scheduled 1998 fourth quarter meeting as well as information supporting the reasonableness of the 1.75% spread paid for certification that the purchase was made in compliance with the Board adopted rule 10f-3 procedures.